UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2014, Energy Fuels Inc. (the “Registrant”) entered into a warrant indenture (the “Warrant Indenture”) between the Registrant and CST Trust Company, as the warrant agent. Under the terms of the Warrant Indenture, each whole common share purchase warrant (each a “Warrant” and collectively, the “Warrants”) entitles the holder to purchase one share of the Registrant’s common shares issuable upon the exercise of the Warrant (each a “Warrant Share” and collectively, the “Warrant Shares”) at a price of $3.20 per Warrant Share. The Warrants will be exercisable at any time prior to 5:00 p.m. (Toronto time) on March 14, 2019 (the “Expiry Time”), after the Expiry Time, the Warrants will expire and become null and void. The exercise price for the Warrants is payable in United States dollars, however, the Warrants may be exercisable by cashless exercise until the Warrant Shares are registered pursuant to an effective registration statement under the Securities Act of 1933, as amended.

The Warrant Indenture provides for an adjustment in the number of Warrant Shares issuable upon the exercise of the Warrants and/or the exercise price per Warrant Share upon the occurrence of certain events, including: (i) the issuance of the Registrant’s common shares or securities exchangeable for or convertible into the Registrant’s common shares to all or substantially all of the holders of the Registrant’s common shares as a stock dividend or other distribution (other than a distribution of the Registrant’s common shares upon the exercise of Warrants); (ii) the subdivision, redivision or change of the Registrant’s common shares into a greater number of shares; (iii) the reduction, combination or consolidation of the Registrant’s common shares into a lesser number of shares; (iv) the issuance to all or substantially all of the holders of the Registrant’s common shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase the Registrant’s common shares, or securities exchangeable for or convertible into the Registrant’s common shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the current market price, as defined in the Warrant Indenture, for the Registrant’s common shares on such record date; and (v) the issuance or distribution to all or substantially all of the holders of the common shares of shares of any class other than the Registrant’s common shares, rights, options or warrants to acquire the Registrant’s common shares or securities exchangeable or convertible into the Registrant’s common shares, of evidences of indebtedness, or any property or other assets.

The foregoing summary of certain provisions of the Warrant Indenture is qualified in its entirety by reference to the Warrant Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On March 14, 2016, Energy Fuels Inc. issued a press release attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Warrant Indenture

99.1	Press Release dated March 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: March 14, 2016	By: /s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate
Secretary